Exhibit 10.11

AMENDED AND RESTATED

BANCFIRST CORPORATION STOCK OPTION PLAN

1. PURPOSE. This Amended and Restated BancFirst Corporation Stock Option Plan (“the Plan”) incorporates the amendments to the Amended and Restated BancFirst Corporation Stock Option Plan that were adopted by the stockholders of BancFirst Corporation (the “Company”) on May 26, 2022.

The Plan is intended to incent long-term employment with the Company, and encourage ownership of Company Common Stock by certain key employees and officers of the Company and its subsidiaries, in order to increase their proprietary interest in the Company's success.

The Plan is intended to comply with Section 409A of the Code.

2. DEFINITIONS. As used herein, the following terms shall have the corresponding meanings:

2.1. “Board of Directors” shall mean the Board of Directors of the Company.

2.2. “Charity” shall mean any organization that has been recognized by the Internal Revenue Service as qualifying under Section 501(c)(3) of the Code of 1986.

2.3. “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

2.4 “Committee” shall mean the Board of Directors or the Executive Committee acting under authority delegated by the Board of Directors.

2.5. “Common Stock” shall mean the common stock, par value $1.00 per share, of the Company.

2.6. “Continuous Service” shall mean, with respect to any Employee, the absence of any interruption or termination of service as an Employee. Such status shall not be considered interrupted in the case of (a) sick leave, (b), military leave, (c), except as otherwise provided in any leave policy adopted by the Company or one of its Subsidiaries from time to time, an approved leave of absence or (d) a transfer between locations and/or between the Company and its Subsidiaries. The determination whether an Employee remains in Continuous Service shall be made by the Committee, in its sole discretion.

2.7. “Date of Grant” shall mean the date of the approval by the Committee of a Stock Option granted hereunder as set forth in the applicable stock option award agreement. In the event of a grant conditioned, among other things, upon stockholder ratification of this Plan, the date of such conditional grant shall be the Date of Grant for purposes of this Plan.

2.8. “Employee” shall mean any person employed by the Company or any Subsidiary of the Company.

2.9. “Executive Committee” shall mean the Executive Committee of the Board of Directors.

2.10. “Fair Market Value” shall mean, with respect to the grant of a Stock Option under the Plan, (a) if the Common Stock is listed on a national securities exchange or NASDAQ, the closing price of the Common Stock for the business day of the Date of Grant, or (b) if the Common Stock is not then listed on an exchange, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on such market for the business day of the Date of Grant or (c) if the Common Stock is not then listed on any exchange or quoted on an over-the-counter market, an amount determined in good faith by the Committee to be the fair market value of the Common Stock, after consideration of all relevant factors, on the Date of Grant. In all events, “Fair Market Value” shall be determined in good faith by the Committee in a manner that will comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder.

2.11. “NASDAQ” shall mean NASDAQ Global Market, Inc.

2.12. “Nonqualified Stock Option” shall mean a Stock Option that is not intended to qualify for tax treatment as an “incentive stock option” under Section 422 of the Code.

2.13. “Option Exercise Price” shall mean the price paid for shares of Common Stock upon the exercise of a Stock Option granted hereunder.

2.14. “Optionee” shall mean any person entitled to exercise a Stock Option pursuant to the terms of the Plan.

2.15. “Stock Option” shall mean a stock option giving an Optionee the right to purchase shares of the Company’s Common Stock. Stock Options granted under the Plan shall be Nonqualified Stock Options.

2.16. “Subsidiary” shall mean a subsidiary company, whether now or hereafter existing, of the Company.

3. ADMINISTRATION.

3.1 AUTHORITY. The Plan shall be administered by, and all Stock Options shall be authorized by, the Committee.

Subject to the provisions of the Plan and subject to the approval of any relevant authority, including, without limitation, the required approval, if any, of any national securities exchange or NASDAQ, the Committee shall have the following authority, in its discretion:

(a) to determine the Option Exercise Price, which shall be equal to the Fair Market Value of the Common Stock in accordance with the definition of such term contained herein;

(b) to select the Employees to whom Stock Options may from time to time be granted hereunder;

(c) to determine whether and to what extent Stock Options are granted hereunder;

(d) to determine the number of shares of Common Stock covered by each Stock Option granted hereunder;

(e) to approve forms of agreement for use under the Plan;

(f) to determine when and under what circumstances a Stock Option exercise may be settled in cash or other consideration instead of Common Stock;

(g) to construe and to interpret the terms and the conditions of the Plan and the Stock Options granted pursuant to the Plan; and

(h) to adopt and to revise any regulations and rules as the Committee may deem necessary or advisable to administer the Plan.

Notwithstanding anything else contained herein, except for (a) an adjustment pursuant to Section 12, or (b) the cancellation and re-grant of Stock Options that re-establishes the Fair Market Value of the Common Stock and therefore the Option Exercise Price of Stock Options not to exceed a total of 300,000 shares in any period of twelve (12) continuous months, which the Committee may affect without stockholder approval, in no case may the Committee amend an outstanding Stock Option to reduce the Option Exercise Price of the Stock Option.

3.2. EFFECT OF DECISIONS. All constructions, decisions, determinations and interpretations of the Committee shall be final and binding upon all persons having an interest in the Plan and/or any Stock Option.

3.3. EXCULPATION; INDEMNIFICATION. No member of the Committee shall be liable for any action made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Company's Certificate of Incorporation, or as otherwise permitted by law. A member of the Committee shall be eligible to receive a grant of a Stock Option under the Plan on the same terms as other Employees. However, if the Committee grants Stock Options to a member of the Committee, such grant shall not be effective until such grant is approved by the Compensation Committee of the Board of Directors, consisting of three (3) or more "independent directors" as defined in and determined pursuant to the Marketplace Rules of the NASDAQ or any stock exchange upon which the Common Stock of the Company is listed.

3.4. RULE 16B-3 COMPLIANCE. With respect Optionees who are subject to Section 16(b) of the Exchange Act, the Plan shall be administered in compliance with the requirements of Rule 16b-3.

4. ELIGIBILITY. The individuals that shall be eligible to participate in the Plan shall be such key Employees (including officers) of the Company and/or one of its Subsidiaires in which the Company has proprietary interest by reason of stock ownership or otherwise, including any company in which the Company acquires a proprietary interest after the adoption of this Plan (but only if the Company owns, directly or indirectly, not less than 50% of the total combined voting power in the company), as the Committee shall determine from time to time.

5. STOCK. The stock subject to Stock Options and the other provisions of the Plan shall be shares of the Company’s authorized but unissued Common Stock or treasury stock, as determined by the Committee. Subject to adjustment in accordance with Section 6.9 and Section 6.10, the total number of shares of Common Stock of the Company on which Stock Options may be granted under the Plan subsequent to the effective date of this amended and restated Plan shall not exceed in the aggregate 148,500 shares. In the event that any outstanding Stock Option under the Plan for any reason expires or is terminated prior to the end of the period during which Stock Options may be granted, the shares of the Common Stock allocable to the unexercised portion of such Stock Option may again be subject to a Stock Option under the Plan.

6. TERMS AND CONDITIONS OF STOCK OPTIONS. Stock Options granted pursuant to the Plan shall be evidenced by a stock option award agreement in such form as the Committee shall, from time to time, approve. Stock Options shall comply with and be subject to the following terms and conditions:

6.1. MEDIUM AND TIME OF PAYMENT. The Option Exercise Price shall be payable in United States Dollars upon the exercise of the Stock Option and may be paid in cash or by certified check, bank draft or money order payable to the order of the Company, unless otherwise determined by the Committee. The consideration to be paid for shares of Common Stock to be issued upon exercise of a Stock Option, including, without limitation, the method of payment may be determined by the Committee and may consist entirely of (a) cash or certified check, bank draft or money order payable to the order of the Company, (b), to the extent permitted by applicable law, regulation or rule, authorization for the Company to retain from the total number of shares of Common Stock for which the Stock Option is exercised that number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price for the total number of shares of Common Stock for which the Stock Option is exercised or (c) a combination of the foregoing.

6.2. NUMBER OF SHARES. The Stock Option shall state the total number of shares to which it pertains.

6.3. OPTION EXERCISE PRICE. The Option Exercise Price shall be not less than the Fair Market Value of the Common Stock on the Date of Grant.

6.4. TERM OF STOCK OPTIONS. The period during which Stock Options shall be exercisable shall be fixed by the Committee, but in no event shall a Stock Option be exercisable after the expiration of fifteen (15) years from the date such Stock Option is granted. Subject to the foregoing, Stock Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine, which restrictions and conditions need not be the same for all Stock Options.

6.5. PROCEDURE FOR EXERCISE. Any Stock Option shall be exercisable at such times, on such terms and subject to such conditions as may be determined by the Committee and reflected in the stock option agreement.

A Stock Option shall be deemed to be exercised when notice of such exercise has been given to the Company by the person entitled to exercise the Stock Option and the Company has received full payment of the Option Exercise Price in accordance with Section 6.1.

6.6. DATE OF EXERCISE. Unless otherwise determined by the Committee at the time of granting a Stock Option or in accordance with this Plan, Stock Options shall be exercisable at the rate set forth below beginning four (4) years from the Date of Grant. After becoming exercisable, the Stock Option may be exercised at any time and from time to time in whole or in part (but in whole share increments) until termination of the Stock Option as set forth this Plan.

Elapsed Years from Date of Grant	Percent of Shares	Cumulative Percent of Shares
less than 4 years	0%	0%
4 but less than 5 years	25%	25%
5 but less than 6 years	25%	50%
6 but less than 7 years	25%	75%
7 or more years	25%	100%

6.7. TERMINATION OF EMPLOYMENT. In the event of the termination of an Optionee’s Continuous Employment as an Employee, such Optionee’s Stock Option, whether or not then exercisable, shall terminate immediately; provided, however, that if the termination is not as a result of embezzlement, theft or other violation of the law, the Optionee shall have the right to exercise such Stock Option (to the extent exercisable at the time of termination) at any time within thirty (30) days after such termination; provided, further, that if any termination of employment is related to the Optionee's retirement with the consent of the Company or one of its Subsidiaries, or the Optionee’s disability, the Optionee shall have the right to exercise such Stock Option (to the extent exercisable up to the date of retirement) at any time within six (6) months after such retirement; and provided, further, that if the Optionee dies while in the employment of the Company or within the period of time after termination of employment or retirement during which such Optionee was entitled to exercise such Stock Optionee as hereinabove provided, his estate, personal representative or beneficiary shall have the right to exercise such Stock Option (to the extent exercisable at the date of death) at any time within twelve (12) months from the date of such Optionee death or disability.

6.8. REINSTATEMENT. Notwithstanding anything contained in Section 6, the Committee has the authority to reinstate a Stock Option forfeited under Section 6.7 if the Optionee resumes employment as an Employee within twelve (12) months following such termination; provided, however, in no event shall any such reinstatement extend the specified expiration date of the Stock Option.

6.9. RECAPITALIZATION. The aggregate number of shares of Common Stock on which Stock Options may be granted to persons participating under the Plan, the number of shares thereof covered by each outstanding Stock Option, and the price per share thereof in each such Stock Option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or other capital adjustment or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In the event of a change in the Company's Common Stock that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

6.10. REORGANIZATION OF COMPANY. Subject to any required action by the stockholders of the Company, if the Company shall be the surviving or resulting corporation in any merger or consolidation that does not result in change of control of the Company, any Stock Option granted hereunder shall pertain and apply to the securities to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or resulting corporation or that results in a change in control of the Company, or a tender or exchange offer which results in a change in control of the Company, the Committee shall determine: (a) whether all or any part of the unexercisable portion of any Stock Option outstanding under the Plan shall terminate; (b) whether the Stock Options shall become immediately exercisable; or (c) whether such Stock Options may be exchanged for options covering securities of any such surviving or resulting corporation, subject to the agreement of any such surviving or resulting corporation, on terms and conditions substantially similar to a Stock Option hereunder.

6.11. TAX WITHHOLDING. Upon any event that requires tax withholding in connection with any Stock Option, the Company or one of its Subsidiaries shall have the right at its option:

(a) to require the Optionee (or the estate, personal representative or beneficiary) to pay or to provide for the payment of any taxes that the Company or one of its Subsidiaries may be required to withhold with respect to such event; or

(b) to deduct from any amount otherwise payable in cash to the Optionee (or the estate, personal representative or beneficiary) the amount of any taxes that the Company or one of its Subsidiaries may be required to withhold with respect to such event.

In any case where tax is required to be withheld in connection with the delivery of securities under the Plan, the Committee may in its sole discretion (subject to applicable laws, regulations and rules) require or grant the Optionee (or the estate, personal representative or beneficiary) the right to elect, pursuant to such regulations and such rules as may be established by the Committee and subject to such conditions as may be established by the Committee, that the Company reduce the number of shares of Common Stock to be delivered by (or otherwise reacquire from the such person) the appropriate number of shares of Common Stock, valued at a consistent manner with the Fair Market Value or at the sales price in accordance with cashless exercises, necessary to satisfy the applicable withholding obligation.

6.12. ASSIGNABILITY. Except as provided in this Section 6.12, no Stock Option shall be assignable or transferable except as follows:

(a) by will or by the laws of descent and distribution.

(b) for the purpose of making a charitable gift as permitted by Section 6.16.

(c) to the Optionee as trustee or to the Optionee and one or more others as co-trustees, of a revocable trust that allows the Optionee to amend or revoke the trust at any time. If the Optionee relinquishes such Optionee’s power to amend or revoke the trust or resigns as a trustee, the Optionee shall withdraw the Stock Option from the trust prior to the relinquishment of such power or such Optionee’s resignation as trustee and shall re-vest title to the Stock Option in the Optionee’s individual name. If the trust becomes irrevocable due to the death of the Optionee, the successor or remaining trustee(s) shall have the same power to exercise the Stock Option under Section 6.7 as the personal representative. If the Optionee becomes incapacitated, the date of incapacity shall be deemed for purposes of this Plan as the date of termination of employment under Section 6.6 (whether or not Optionee’s employment has actually terminated), and the successor or remaining trustee(s) of the trust shall have the same right to exercise the Stock Option as a terminated Optionee has under Section 6.7. The Optionee as trustee and any successor or remaining trustee(s) shall be bound by all the terms and conditions of the Plan and the stock option award agreement delivered by the Company to the Optionee under this Plan.

(d) to the extent set forth in the stock option aware agreement governing such Stock Option.

6.13. OPTIONEE'S AGREEMENT. If, at the time of the exercise of any Stock Option, it is necessary or desirable, in order to comply with any applicable laws, rules or regulations relating to the sale of securities, that the Optionee exercising the Stock Option shall agree that such Optionee will purchase the shares that are subject to the Stock Option for investment and not with any present intention to resell the same, the Optionee will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.

6.14. RIGHTS AS A STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to shares covered by his Stock Option until the date of issuance of the shares to him and only after such shares are fully paid.

6.15. OTHER PROVISIONS. The stock option award agreement authorized under the Plan may contain such other provisions as the Committee shall deem advisable.

6.16. Charitable Gift. An Optionee shall be permitted to assign such Optionee’s Stock Option without consideration, either in full or in one or more partial assignments from time to time, to a Charity. Assignment(s) may be made during the Optionee’s lifetime or may be effective upon his death. If a Stock Option is assigned to a Charity, in whole or in part, it shall continue to be subject to Section 6.6 and Section 6.6, which shall thereafter apply to the same extent as if the Stock Option were still held by the Optionee himself (if the Optionee is living), or by the Optionee’s estate, personal representative or beneficiary (if the Optionee is deceased).

7. MARKETABILITY OF SHARES. The Common Stock is currently traded on NASDAQ. As a result, its liquidity varies widely in response to supply and demand. Consequently, the Company can give no assurances as to the marketability of shares acquired under the Plan.

8. TAX IMPLICATIONS. It is anticipated that Stock Options granted under the Plan will be treated as Nonqualified Stock Options by the Internal Revenue Service. As such, exercise of the Stock Option would generate a taxable event with the difference between the original Option Exercise Price and the Fair Market Value of the Common Stock at the time of exercise being treated as ordinary income. If a Stock Option is transferred to a Charity as permitted by Section 6.12(b) and Section 6.16, the Optionee should expect to have ordinary income attributed to him at the time the Charity exercises the Stock Option, in the same amount and with the same effect as if the Optionee exercised the Stock Option.

9. TERM OF PLAN. No Stock Option may be granted after December 31, 2024.

10. NO OBLIGATION TO EXERCISE OPTION. The granting of a Stock Option shall impose no obligation upon the Optionee to exercise such Stock Option.

11. COMPLIANCE WITH LAW. The Plan, the granting and the vesting of Stock Options, the offer, the issuance and the delivery of shares of Common Stock and/or the payment of money under the Plan are subject to compliance with all applicable federal and state laws, regulations and rules (including, without limitation, federal and state securities laws, regulations and rules and federal margin requirements) and to such approval by governmental, listing or regulatory authorities as may be necessary or advisable in connection therewith. Any person acquiring any securities under the Plan shall, if requested by the Company or one of its Subsidiaries, provide such assurances and representations as the Committee may deem necessary or advisable to assure compliance with all applicable legal and accounting requirements.

12. AMENDMENTS.

12.1 AMENDMENT AND TERMINATION. The Committee may alter, amend, discontinue, suspend or terminate the Plan or any portion thereof at any time, including any alteration, discontinuance, suspension or termination necessary to comply with any tax, securities or regulatory law or requirement or any applicable listing requirement with which the Committee intends the Plan to comply; provided, however, no such alteration, discontinuance, suspension or termination shall be made without shareholder approval if such amendment constitutes a “material amendment.” For purposes of the Plan, a “material amendment” shall mean an amendment that (a) materially increases the benefits accruing to Optionees in the Plan, (b) materially increases the number of securities that may be issued under the Plan, (c) materially modifies the requirements for participation in the Plan or (d) is otherwise deemed a material amendment by the Committee pursuant to any applicable law, regulation or rule, applicable accounting or listing standards.

12.2 AMENDMENTS TO OPTIONS. The Committee may not amend the terms and conditions of a Stock Option without the prior written consent of the Optionee.

12.3 LIMITATIONS ON AMENDMENTS TO THE PLAN. No alteration, amendment, suspension or termination of the Plan or change affecting any outstanding Stock Option shall, without the prior written consent of the Optionee, affect in a manner materially adverse to such Optionee, the obligations of the Optionee under any Stock Option granted prior to the effective date of such change. Changes under Section 6.9 and Section 6.10 shall not be deemed to materially adverse changes under this Section 12.3.